Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma consolidated financial information is based upon the historical financial statements of 1347 Property Insurance Holdings, Inc. (the “Company”), including certain pro forma adjustments, and has been prepared to illustrate the pro forma effect of the Asset Sale in exchange for $25.5 million in cash and $25.5 million in shares of common stock of FedNat Holding Company (“Purchaser”) issued to the Company. Certain capitalized terms used herein are defined in Note 1 to these pro forma financial statements.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2019 is presented as if the Asset Sale had occurred on September 30, 2019. The unaudited pro forma consolidated statements of income and comprehensive income for the three and nine months ended September 30, 2019 and the year ended December 31, 2018 are presented as if the Asset Sale had occurred as of January 1, 2018.

The historical financial information on which the pro forma financial statements are based is included in the Company’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2019 filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2019 as well as the Company’s Annual Report for the year ended December 31, 2018 filed with the SEC on March 20, 2019. The pro forma consolidated financial statements and the notes thereto should be read in conjunction with these historical consolidated financial statements.

The unaudited pro forma consolidated financial information is presented for informational purposes only and has been prepared based upon available information, management estimates and certain assumptions that the Company’s management believes are reasonable as of the date of this report; actual amounts may differ from these estimated amounts. The unaudited pro forma consolidated financial information is not necessarily indicative of the financial position or results of operations that might have occurred had the Asset Sale occurred as of the dates stated above or for any period following the Asset Sale. The pro forma adjustments are described in the notes and the unaudited pro forma consolidated financial information should be read in conjunction with their related notes.

1347 PROPERTY INSURANCE HOLDINGS, INC.

Unaudited Pro Forma Consolidated Balance Sheet

(in thousands, except share and per share data)

	As of September 30, 2019
	Historical	Asset Sale Adjustments		Pro Forma
ASSETS
Limited liability investments	$3,994	–		3,994
Equity securities, at fair value	–	25,500	a	25,500
Cash and cash equivalents	1,803	29,552	b	31,355
Current income taxes recoverable	–	429	c	429
Deferred tax asset, net	376	(135)	c	241
Surplus notes receivable from affiliate	18,961	(18,961)	d	–
Other assets	254	–		254
Assets of discontinued operations held for sale	138,700	(138,700)	e	–
Total assets	$164,088	$(102,315)		$61,773

LIABILITIES
Accounts payable	$510	$–		$510
Current income taxes payable	1,935	(1,935)	c	–
Due to affiliates	3,108	(3,108)	f	–
Other accrued expenses	43	–		43
Liabilities of discontinued operations held for sale	102,809	(102,809)	e	–
Total liabilities	$108,405	$(107,852)		$553

SHAREHOLDERS’ EQUITY
Series A Preferred Shares, $25.00 par value, 1,000,000 shares authorized, 700,000 shares issued and outstanding	$17,500	$–		$17,500
Common stock, $0.001 par value; 10,000,000 shares authorized; 6,171,175 shares issued and 6,019,816 shares outstanding	6	–		6
Additional paid-in capital	46,502	199	g	46,701
Retained earnings	(8,266)	6,288	h	(1,978)
Accumulated other comprehensive income, net of tax	950	(950)	i	–
	56,692	5,537		62,229
Less: treasury stock at cost; 151,359 shares	(1,009)	–		(1,009)
Total shareholders’ equity	55,683	5,537		61,220
Total liabilities and shareholders’ equity	$164,088	$(102,315)		$61,773

See accompanying notes which are an integral part of these unaudited pro forma financial statements

1347 PROPERTY INSURANCE HOLDINGS, INC.

Unaudited Pro Forma Consolidated Statements of Income and Comprehensive Income

For the Three Months Ended September 30, 2019

(in thousands, except share and per share data)

	Historical	Asset Sale Adjustments		Pro Forma
Revenue:
Net investment income	$523	$(452)	j	$71
Total revenue	523	(452)	k	71

Expenses:
General and administrative expenses	595	(45)	l	550
Total expenses	595	(45)		550

Loss from continuing operations before income tax expense	(72)	(407)		(479)
Income tax benefit	(12)	(82)	m	(94)
Net loss from continuing operations	(60)	(325)		(385)
Net loss from discontinued operations, net of income taxes	(3,475)	3,475	n	–
Net loss	$(3,535)	$3,150		$(385)

Dividends declared on Series A Preferred Shares	350	–		350
Loss attributable to common shareholders	$(3,885)	$3,150		$(735)

Basic and diluted income (loss) per common share:
Continuing operations	$(0.07)	$(0.05)		$(0.12)
Discontinued operations	(0.58)	0.58		–
Income (Loss) per share attributable to common shareholders	$(0.65)	$0.53		$(0.12)

Weighted average common shares outstanding:
Basic and diluted	6,015,753	–		6,015,753

Consolidated Statements of Comprehensive Income (Loss)

Net loss	$(3,535)	$3,150		$(385)
Unrealized losses on investments available for sale, net of income taxes	(92)	(281)	o	(373)
Comprehensive loss	$(3,627)	$2,869		$(758)

See accompanying notes which are an integral part of these unaudited pro forma financial statements

1347 PROPERTY INSURANCE HOLDINGS, INC.

Unaudited Pro Forma Consolidated Statements of Income and Comprehensive Income

For the Nine Months Ended September 30, 2019

(in thousands, except share and per share data)

	Historical	Asset Sale Adjustments		Pro Forma
Revenue:
Net investment income	$1,257	$(809)	j	$448
Total revenue	1,257	(809)	k	448

Expenses:
General and administrative expenses	2,236	(701)	l	1,535
Total expenses	2,236	(701)		1,535

Loss from continuing operations before income tax expense	(979)	(108)		(1,087)
Income tax benefit	(162)	(13)	m	(175)
Net loss from continuing operations	(817)	(95)		(912)
Net loss from discontinued operations, net of income taxes	(7,152)	7,152	n	–
Net loss	$(7,969)	$7,057		$(912)

Dividends declared on Series A Preferred Shares	1,050	–		1,050
Loss attributable to common shareholders	$(9,019)	$7,057		$(1,962)

Basic and diluted loss per common share:
Continuing operations	$(0.31)	$(0.02)		$(0.33)
Discontinued operations	(1.19)	1.19		–
Loss per share attributable to common shareholders	$(1.50)	$1.17		$(0.33)

Weighted average common shares outstanding:
Basic and diluted	6,013,771	–		6,013,771

Consolidated Statements of Comprehensive Income (Loss)

Net loss	$(7,969)	$7,057		$(912)
Unrealized gains (losses) on investments available for sale, net of income taxes	1,783	(9,688)	o	(7,905)
Comprehensive income (loss)	$(6,186)	$(2,631)		$(8,817)

See accompanying notes which are an integral part of these unaudited pro forma financial statements

1347 PROPERTY INSURANCE HOLDINGS, INC.

Unaudited Pro Forma Consolidated Statements of Income and Comprehensive Income

For the Year Ended December 31, 2018

(in thousands, except share and per share data)

	Historical	Asset Sale Adjustments		Pro Forma
Revenue:
Net premiums earned	$54,357	$(54,357)	p	$–
Net investment income	1,617	(1,577)	j	40
Gain on Asset Sale	–	6,400	q	6,400
Other income	2,246	(2,246)	p	–
Total revenue	58,220	(51,780)	k	6,440

Expenses:
Net losses and loss adjustment expenses	27,413	(27,413)	p	–
Amortization of deferred policy acquisition costs	15,313	(15,313)	p	–
General and administrative expenses	13,563	(10,960)	r	2,603
Accretion of discount on Series B Preferred Shares	33	–		33
Loss on repurchase of Series B Preferred Shares and Performance Shares	1,612	–		1,612
Total expenses	57,934	(53,686)		4,248

Income before income tax expense (benefit)	286	1,906		2,192
Income tax expense (benefit)	(518)	992	s	474
Net income	$804	914		1,718

Dividends declared on Series A Preferred Shares	1,108	–		1,108
Income (Loss) attributable to common shareholders	$(304)	914		610

Net income (loss) per common share:
Basic and diluted	$(0.05)	$0.15		$0.10
Weighted average common shares outstanding:
Basic and diluted	5,989,742	–		5,989,742

Consolidated Statements of Comprehensive Income

Net income	$804	$914		$1,718
Unrealized gains (losses) on investments available for sale, net of income taxes	(527)	7,702	o	7,175
Comprehensive income	$277	$8,616		$8,893

See accompanying notes which are an integral part of these unaudited pro forma financial statements

1347 PROPERTY INSURANCE HOLDINGS, INC.

Notes to Unaudited Pro Forma Consolidated Financial Statements

1. Asset Sale Transaction

On December 2, 2019, the Company, together with three of its subsidiaries, Maison Insurance Company (“Maison”), Maison Managers, Inc. (“MMI”), and ClaimCor, LLC (“ClaimCor” and, together with Maison and MMI, the “Insurance Companies”), sold all of the issued and outstanding equity of the Insurance Companies to FedNat Holding Company (“Purchaser”), a Florida corporation, subject to the terms and on the conditions set forth in the Equity Purchase Agreement (the “Purchase Agreement”), dated February 25, 2019, by and among the Company and the Insurance Companies, on the one hand, and Purchaser, on the other hand (the “Asset Sale”). As consideration for the sale of the Insurance Companies, Purchaser paid to the Company $51.0 million, consisting of $25.5 million in cash and $25.5 million in Purchaser common stock issued to the Company. In addition, $18.0 million of outstanding surplus note obligations payable by Maison to the Company, plus all accrued but unpaid interest (other than default rates of interest, penalties, late fees and other related charges), were repaid to the Company.

At the closing of the Asset Sale, the Company and Purchaser entered into certain agreements, including (i) a Registration Rights Agreement, (ii) a Standstill Agreement, (iii) a Reinsurance Capacity Right of First Refusal Agreement (the “Reinsurance Agreement”), (iv) an Investment Advisory Agreement and (v) a Transition Services Agreement.

Registration Rights Agreement

Under the Registration Rights Agreement, Purchaser has granted the Company certain customary registration rights with respect to the shares of Purchaser common stock received by the Company as partial consideration for the Asset Sale. The agreement requires Purchaser to file a registration statement with the Securities and Exchange Commission (the “Commission”) as soon as reasonably practicable following the closing of the Asset Sale, but in any event no later than 15 business days thereafter, and to use its best efforts to cause such registration statement to be declared effective by the Commission. The Registration Rights Agreement also grants the Company certain piggyback registration rights. The Company and Purchaser have also agreed to indemnify the other party for certain losses arising from the registration of the securities.

Standstill Agreement

The Standstill Agreement imposes certain limitations and restrictions with respect to the voting securities of Purchaser (including shares of Purchaser common stock) that are owned or held beneficially or of record by the Company. Under the Standstill Agreement, the Company has agreed to vote all of the voting securities of Purchaser beneficially owned by the Company in accordance with the recommendation of the board of directors of Purchaser with respect to any matter that is before the stockholders of Purchaser for a vote by such stockholders. The Standstill Agreement imposes limitations on the sale of voting securities of Purchaser held by the Company and restricts the Company from taking certain actions as a holder of voting securities of Purchaser. The term of the Standstill Agreement is five years.

For insurance regulatory purposes, the Company also plans to waive any rights that it may have to exercise control of Purchaser.

Reinsurance Capacity Right of First Refusal Agreement

The Reinsurance Agreement provides the Company with a right of first refusal to sell reinsurance coverage to the insurance company subsidiaries of Purchaser, providing reinsurance on up to 7.5% of any layer in Purchaser’s catastrophe reinsurance program, subject to the annual reinsurance limit of $15.0 million, on the terms and subject to the conditions set forth in the Reinsurance Agreement. All reinsurance sold by the Company pursuant to the right of first refusal, if any, will be memorialized in an agreement in such form and subject to such terms and conditions as are customary in the property and casualty insurance industry. The Reinsurance Agreement is assignable by the Company subject to conditions set forth in the agreement. The term of the Reinsurance Agreement is five years.

Investment Advisory Agreement

Pursuant to the Investment Advisory Agreement, Fundamental Global Advisors LLC, a wholly-owned subsidiary of the Company (“Advisor”), will provide investment advisory services to Purchaser, including identifying, analyzing and recommending potential investments, advising as to existing investments and investment optimization, recommending investment dispositions, and providing advice regarding macro-economic conditions. In exchange for providing the investment advisory services, Purchaser will pay Advisor an annual fee of $100,000. FGI Funds Management, LLC will serve as the manager to the Advisor. Both Advisor and FGI Funds Management, LLC are affiliates of Fundamental Global Investors, LLC, the Company’s largest stockholder. The term of the Investment Advisory Agreement is five years.

Transition Services Agreement

To facilitate the transition following the Asset Sale, on December 2, 2019, the Company and Purchaser entered into a Transition Services Agreement, pursuant to which the Company will provide certain transition accounting services to Purchaser and the Insurance Companies, as requested, and Purchaser will arrange for certain prior employees of the Company who became employees of the Purchaser in connection with the Asset Sale to provide transition accounting services to the Company, as requested, on the terms and conditions set forth in the Transition Services Agreement.

Business Going Forward

Following the closing of the Asset Sale, the Company intends to operate as a diversified holding company of reinsurance and investment management businesses. The Company’s Board of Directors (the “Board”) will continue to evaluate the alternatives for the use of proceeds received from the Asset Sale, which are expected to include using a portion of the cash consideration to conduct the business of its reinsurance subsidiary, PIH Re Ltd., and funding its new growth strategy focused on reinsurance, investment management and new investment opportunities.

Compensatory Arrangements

On December 2, 2019, in connection with the closing of the Asset Sale and pursuant to employment agreements entered into with Purchaser and the resignation agreements described below, Douglas N. Raucy, the Company’s President and Chief Executive Officer, and Dean E. Stroud, the Company’s Vice President and Chief Underwriting Officer, resigned from all positions that they held with the Company and its subsidiaries (other than the Insurance Companies) as of the closing of the Asset Sale, including Mr. Raucy’s position as a director of the Company.

Upon the closing of the Asset Sale, 32,000 and 2,400 unvested restricted stock units held by Messrs. Raucy and Stroud, respectively, vested in full, with each restricted stock unit representing one share of the Company’s common stock. The Compensation and Management Resources Committee (the “Compensation Committee”) of the Board had previously approved the accelerated vesting of the restricted stock units.

Pursuant to Messrs. Raucy’s and Stroud’s resignation agreements, the Company agreed to pay transaction bonuses in the amounts of $162,500 and $105,000 to Mr. Raucy and Mr. Stroud, respectively, promptly following the closing of the Asset Sale.

Executive Officer Appointments and Employment Agreements

On December 2, 2019, the Company entered into employment agreements with John S. Hill, then serving as Vice President, Chief Financial Officer and Secretary of the Company, and Brian D. Bottjer, then serving as Controller of the Company (each, the “Employment Agreement” and collectively, the “Employment Agreements”). On December 2, 2019, the Board promoted Mr. Hill to Executive Vice President, Chief Financial Officer and Secretary of the Company, and Mr. Bottjer to Senior Vice President and Controller of the Company, effective immediately.

The Employment Agreements provide for an annual base salary of $250,000 to Mr. Hill and $200,000 to Mr. Bottjer. Commencing with respect to the Company’s 2019 fiscal year, each of Messrs. Hill and Bottjer will be eligible to receive an annual bonus, payable in cash and/or through awards based on the equity in the Company, and subject to the achievement of the performance criteria, as determined by the Compensation Committee. The Company has also agreed to pay Messrs. Hill and Bottjer, within 21 days after the closing of the Asset Sale, a transaction cash bonus of no less than 75 percent of the base salary, and the Compensation Committee approved such transaction cash bonuses in the amounts of $187,500 and $150,000 to Mr. Hill and Mr. Bottjer, respectively, following the closing of the Asset Sale. Messrs. Hill and Bottjer will be eligible to participate in the Company’s benefit programs available generally to executive employees of the Company.

Closing Requirements

Purchaser’s obligation to close the Asset Sale was subject to Maison, MMI and ClaimCor having a consolidated net book value of at least $42 million at the closing, Maison having at the closing statutory surplus of at least $47 million (without considering the effect of the repayment of the surplus notes) and total capital and surplus assets equal to or greater than 300% of its total risk-based capital, and there being no change to Maison’s “A” rating with Demotech, Inc. as of the closing, other than changes resulting from the execution of the Purchase Agreement or the circumstances of Purchaser.

2. Unaudited Pro Forma Adjustments

The following notes describe the basis for and/or assumptions regarding the pro forma adjustments included in the Company’s unaudited pro forma financial statements.

a)	Reflects the stock consideration of $25.5 million in Purchaser common stock issued to the Company had the Asset Sale been consummated on September 30, 2019.

b)	Reflects the following adjustments to cash and cash equivalents had the Asset Sale been consummated on September 30, 2019:

(in thousands)
Cash consideration from Purchaser	$25,500
Cash from Purchaser to repay outstanding surplus note obligations; plus accrued interest through September 30, 2019	18,961
Capital contribution from the Company to Maison to meet consolidated net book value closing requirement	(6,109)
Transaction bonuses plus associated taxes payable to current and former executive officers of the Company	(644)
Company acquisition of the Funds from Maison*	(3,218)
Payment of intercompany obligations due from the Company to the Insurance Companies at September 30, 2019	(3,592)
Less: estimated transaction expenses directly associated with the Asset Sale**	(1,346)
$29,552

* Prior to the closing of the Asset Sale, Maison was a limited partner in two limited partnerships and also had a limited interest in a limited liability company (collectively, the “Funds”). Pursuant to the terms of the Purchase Agreement, Maison assigned all of its interests in the Funds to the Company in exchange for the statutory carrying value of the Funds, paid in cash, at the closing of the Asset Sale. As of September 30, 2019, the remaining balance due from the Company under this assignment agreement was $3.2 million.

**Total transaction expenses directly associated with the Asset Sale are expected to be $2.6 million, however $1.3 million of transaction expenses were incurred in the Company’s reported results through and including September 30, 2019, thus the pro-forma adjustment of $1.3 million includes only those estimated transaction expenses which were not yet incurred by the Company as of September 30, 2019.

c)	Reflects the adjustment to current income taxes as well as deferred tax assets associated with Maison, MMI and ClaimCor, and also an adjustment for an estimated $1.5 million in state and federal income tax due had the Asset Sale been consummated on September 30, 2019. The Company has made estimated tax payments of $1.1 million for the year ended December 31, 2018, resulting in a net estimated income tax recoverable of $0.4 million as of September 30, 2019, had the Asset Sale been consummated on that date.

d)	Reflects the payment of cash from Purchaser to repay outstanding surplus note obligations; plus accrued interest through September 30, 2019.

e)	Reflects the removal of assets and liabilities of the Insurance Companies, had the Asset Sale been consummated on September 30, 2019.

f)	Reflects the payment of $3.2 million to Maison for the assignment of the Funds to the Company less approximately $0.1 million due from the Insurance Companies for shared general and administrative expenses.

g)	Reflects the required adjustment for the accelerated vesting of 32,000 and 2,400 restricted stock units held by Douglas N. Raucy, the Company’s President and Chief Executive Officer, and Dean E. Stroud, the Company’s Vice President and Chief Underwriting Officer, respectively, had the Asset Sale been consummated on September 30, 2019.

h)	Reflects the adjustment required to reach the equity in the post-closing Company had the transaction been consummated on September 30, 2019, including estimated transaction costs of $2.6 million as well as a $6.4 million pretax gain on sale.

i)	Reflects the removal of unrealized losses, net of the effect of income taxes, on Maison’s available for sale investment portfolio, had the Asset Sale been consummated on September 30, 2019.

j)	The adjustments to net investment income reflect the removal of operations of Maison, MMI and ClaimCor had the Asset Sale been consummated on January 1, 2018 as well as the addition of $0.02 million for the three month period ended September 30, 2019, $0.08 million for the nine month period ended September 30, 2019, and $0.1 million for the year ended December 31, 2018 for investment advisory fees pursuant to the terms of the investment advisory services agreement between the Purchaser and the Advisor, which was entered into at the closing of the Asset Sale.

k)	Total revenue does not contain any adjustment for potential revenue from the Reinsurance Agreement and Transition Services Agreement which the Company and Purchaser entered into at the closing of the Asset Sale nor does it include any adjustment for potential revenue associated with the Company’s planned reinsurance and investment management business following the Asset Sale.

l)	The pro forma income statement for the three and nine months ended September 30, 2019 reflects the removal of $0.2 million and $1.1 million in transaction costs, respectively, which are directly associated with the Asset Sale which would have been incurred by the Company during the year ended December 31, 2018, had the Asset Sale been consummated on January 1, 2018. The ongoing costs in the pro forma income statements for the three and nine months ended September 30, 2019 reflect the estimated expenses to remain a public company as well as other administrative expenses.

m)	Reflects the adjustment to tax expense associated with the adjustments made in items j and l above.

n)	Reflects the removal of net operating losses associated with the Insurance Companies had the Asset Sale been consummated on January 1, 2018.

o)	Reflects the removal of unrealized gains or losses, net of the effect of income taxes, on Maison’s available for sale investment portfolio, had the Asset Sale been consummated on January 1, 2018, plus the addition of unrealized gains or losses, net of the effect of income taxes, on stock consideration of $25.5 million in Purchaser common stock had the Purchaser common stock been issued to the Company on January 1, 2018. Also assumes all shares of the Purchaser common stock were retained by the Company through the ending date of the pro forma statement of comprehensive income.

p)	Reflects the removal of operations of Maison, MMI and ClaimCor had the Asset Sale been consummated on January 1, 2018.

q)	Reflects the gain estimated to be recorded, before the effect of income taxes, on the sale of Maison, MMI and ClaimCor, had the Asset Sale been consummated on January 1, 2018, net of an estimated $2.6 million in transaction expenses directly associated with the Asset Sale.

r)	Reflects the removal of the general and administrative expenses associated with the operations of Maison, MMI and ClaimCor had the Asset Sale been consummated on January 1, 2018. The ongoing costs in the pro forma income statements for the year ended December 31, 2018 reflect the estimated expenses to remain a public company as well as other administrative expenses.

s)	Reflects the tax expense associated with the removal of operations had the Asset Sale been consummated on January 1, 2018 as well as the tax expense associated with the $6.4 million gain estimated to be recorded on the sale of Maison, MMI and ClaimCor had the Asset Sale been consummated on January 1, 2018. Also includes the tax expense associated with the addition of $0.1 million in investment advisory fees pursuant to the terms of the investment advisory services agreement between Purchaser and the Advisor, which was entered into at the closing of the Asset Sale, and the ongoing costs to remain a public company along with other administrative expenses.